Cricut, Inc. Reports Second Quarter 2023 Financial Results
Total users grew to over 8.4 million, up 17% over Q2 2022
Paid subscribers of over 2.7 million, up 15% over Q2 2022
Delivered 18th consecutive quarter of profitability with net income of $16.0 million
Delivered Q2 2023 revenue of $177.8 million, 3% decline compared to Q2 2022
SOUTH JORDAN, Utah, August 8, 2023 (GLOBE NEWSWIRE) -- Cricut, Inc. (“Cricut”) (NASDAQ: CRCT), the creative technology company that has brought a connected platform for making to millions of users worldwide, today announced financial results for its second quarter ended June 30, 2023.
“We finished the quarter in line with our expectations and launched some important innovations. On July 18th, we launched Cricut Venture, the largest and fastest connected cutting machine on the Cricut Platform. Cricut Venture represents the fourth, all-new architecture of connected machines in our history and demonstrates our commitment to innovation. As part of the launch, we held our first in-person consumer event since 2020. We love the energy these events generate within our community and are planning to do more in-person customer events around new products and our Cricut platform. Despite the 3% sales decline from a year ago, we are encouraged by our subscriptions revenue and machines revenue growth which increased year over year 13% and 5%, respectively. Our international growth was positive, with 34% year over year growth. The Cricut platform now has over 8.4 million total users, up 17% over Q2 last year. This creates a tremendous opportunity for us to build deeper user engagement on our platform by helping them discover inspiration, design then make their projects and share them on our platform,” said Ashish Arora, Chief Executive Officer of Cricut.
Second Quarter 2023 Financial Results
•Revenue was $177.8 million, down 3% from Q2 2022.
•Connected machine revenue was $37.3 million, up 5% from Q2 2022.
•Subscriptions revenue was $76.1 million, up 13% over Q2 2022.
•Accessories and materials revenue was $64.4 million, down 20% from Q2 2022.
•International revenue increased by 34% over Q2 2022 and was 18% of total revenue, up from 13% of total revenue in Q2 2022.
•Gross margin was 49.3%, up from 46.5% in Q2 2022.
•Operating income was $19.3 million, or 10.8% of total revenue compared to $20.0 million, or 10.9% of revenue in Q2 2022.
•Net income was $16.0 million, or 9.0% of revenue. Net income in Q2 2022 was $13.8 million, or 7.5% of revenue.
•Diluted earnings per share was $0.07 up from $0.06 per share in Q2 2022.
•Generated $64.4 million in Cash from Operations in Q2 and $159.6 million year to date. Used $1.0 million to repurchase 104 thousand shares of our common stock in Q2 and year to date used $4.2 million to repurchase 451 thousand shares.
"We delivered our 18th consecutive quarter of positive net income and continue to generate healthy cash flow on an annual basis. Year to date, we have generated $159.6 million in cash from operations and ended Q2 with $361.5 million in cash and cash equivalents, and we remain debt free. As part of the Company’s ongoing evaluation of capital allocation, we seek to balance multiple considerations, including ensuring that the Company has more than adequate liquidity and financial flexibility, evaluating opportunities to invest in our business to drive long-term shareholder returns (organically or through potential acquisitions) and returning capital to our shareholders. We announced a $1 per share special dividend or $234.6 million in total, of which $232.2 million was distributed on July 17, 2023, while the remainder will be paid upon vesting of restricted shares.” said Kimball Shill, Chief Financial Officer of Cricut. “We remain committed to our long-term operating margin targets of 15-19%. Our proven model has demonstrated that when we operate at scale and drive top line growth, these margins are achievable.”
Recent Business Highlights
•Launched Cricut Venture on July 18th, the largest and fastest connected cutting machine on the Cricut Platform.
•Total user base grew to over 8.4 million, or 17% year over year.
•As of the end of Q2 2023, there were nearly 3.7 million engaged users cutting on the Cricut platform in the past 90 days, or 43% of our total user base.
•Paid subscribers of over 2.7 million by the end of Q2, up 15% year over year.
Key Performance Metrics

	As of June 30,
	2023	2022
Users (in thousands)	8,446	7,192
Percentage of Users Creating in Trailing 90 Days	43%	51%
Number of Users Creating in Trailing 90 Days	3,652	3,670
Paid Subscribers (in thousands)	2,722	2,367

	Three Months Ended June 30,
	2023	2022
Subscription ARPU	$9.13	$9.59
Accessories and Materials ARPU	$7.71	$11.45
Webcast and Conference Call Information
Cricut management will host a conference call and webcast to discuss the results today, Tuesday, August 8, 2023 at 3:00 p.m. Mountain Time (5:00 p.m. Eastern Time). Information about Cricut’s financial results, including a link to the live and archived webcast of the conference call, will be made available on Cricut’s investor relations website at https://investor.cricut.com/.
The live call may also be accessed via telephone. Please pre-register using this link: https://register.vevent.com/register/BIeb8d2c5eab3c434391320a715a6b5e5d. After registering, a confirmation will be sent via email and will include dial-in details and a unique PIN code for entry to the call. To avoid long wait times, we suggest registering at minimum 15 minutes before the start of the call to receive your unique PIN code.
About Cricut, Inc.
Cricut, Inc. is a creative technology company that helps people lead creative lives. Cricut hardware and design software work together as a connected platform for consumers to make beautiful, high-quality DIY projects quickly and easily. These industry-leading products include a flagship line of smart cutting machines — the Cricut Maker® series, the Cricut Explore® series, Cricut Joy™, and Cricut Venture™ — accompanied by other unique tools like Cricut EasyPress®, the Infusible Ink™ system, and a diverse collection of materials. In addition to providing tools and materials, Cricut fosters a thriving community of millions of dedicated users worldwide.
Cricut has used, and intends to continue using, its investor relations website and the Cricut News Blog (https://cricut.com/blog/news/) to disclose material non-public information and to comply with its disclosure obligations under Regulation FD. Accordingly, you should monitor our investor relations website and the Cricut News Blog in addition to following our press releases, SEC filings and public conference calls and webcasts.
Media Contact:
Kriselle Laran
pr@cricut.com
Investor Contact:
Jim Suva
investors@cricut.com
Source: Cricut, Inc.
Key Performance Metrics
In addition to the measures presented in our consolidated financial statements, we use the following key business metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe these metrics are useful to investors because they can help in monitoring the long-term health of our business. Our determination and presentation of these metrics may differ from that of other companies. The presentation of these metrics is meant to be considered in addition to, not as a substitute for or in isolation from, our financial measures prepared in accordance with GAAP.
Glossary of Terms
Users: We define a User as a registered user of at least one registered connected machine as of the end of a period. One user may own multiple registered connected machines, but is only counted once if that user registers those connected machines by using the same email address.
Engaged Users: We define the Engaged Users as users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days.
Percentage of Users Creating in Trailing 90 Days: We define the Percentage of Users Creating in Trailing 90 Days (Engaged Users) as the percentage of users who have used a connected machine for any activity, such as cutting, writing or any other activity enabled by our connected machines, in the past 90 days. We calculate the percentage by dividing the number of Engaged Users in the period by the total user base.
Paid Subscribers: We define Paid Subscribers as the number of users with a subscription to Cricut Access or Cricut Access Premium, excluding cancelled, unpaid or free trial subscriptions, as of the end of a period.
Subscription ARPU: We define Subscription ARPU as Subscriptions revenue divided by average users in a period.
Accessories and Materials ARPU: We define Accessories and Materials ARPU as Accessories and Materials revenue divided by average users in a period. Accessories and Materials ARPU fluctuates over time as we introduce new accessories and materials at various price points and as the volume and mix of accessories and materials purchased changes.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 as amended (the “Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements include, but are not limited to, quotations from management, business outlook, strategies, market size and growth opportunities. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “anticipates,” “believes,” “targets,” “potential,” “estimates,” “expects,” “intends,” “plans,” “projects,” “may” or similar terminology. In particular, statements, express or implied, concerning future actions, conditions or events, future results of operations or the ability to generate revenues, income or cash flow are forward-looking statements. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections and our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions, many of which are beyond our control, that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections will prove to be correct or that any of our expectations, estimates or projections will be achieved. The forward-looking statements included in this press release are only made as of the date indicated on the relevant materials and are based on our estimates and opinions at the time the statements are made. We disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances or changes in opinion, except as required by law.
Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements including, but not limited to, risks and uncertainties associated with: our ability to attract and engage with our users; competitive risks; supply chain, manufacturing, distribution and fulfillment risks; international risks, including regulation and tariffs that have materially increased our costs and the potential for further trade barriers or disruptions; sales and marketing risks, including our dependence on sales to brick-and-mortar and online retail partners and our need to continue to grow online sales; risks relating to the complexity of our business, which includes connected machines, custom tools, hundreds of materials, design apps, e-commerce software, subscriptions, content, international production, direct sales and retail distribution; risks related to product quality, safety and warranty claims and returns; risks related to the fluctuation of our quarterly results of operations and other operating metrics; risks related to intellectual property, cybersecurity and potential data breaches; risks related to our dependence on our Chief Executive Officer; risks related to our status as a “controlled company”; and the impact of economic and geopolitical events, natural disasters and actual or threatened public health emergencies, current recessionary pressures and any resulting economic slowdown from any of these events, or other resulting interruption to our operations. These risks and uncertainties are described in greater detail under the heading “Risk Factors” in the most recent form 10-Q that we have filed with the Securities and Exchange Commission (“SEC”).

Cricut, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Income
(unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue:
Connected machines	$37,284	$35,438	$71,415	$97,829
Subscriptions	76,129	67,604	151,212	132,382
Accessories and materials	64,352	80,715	136,365	198,329
Total revenue	177,765	183,757	358,992	428,540
Cost of revenue:
Connected machines	33,765	34,882	66,831	95,595
Subscriptions	7,898	6,181	15,529	12,433
Accessories and materials	48,447	57,266	112,311	136,064
Total cost of revenue	90,110	98,329	194,671	244,092
Gross profit	87,655	85,428	164,321	184,448
Operating expenses:
Research and development	16,346	20,055	34,147	40,585
Sales and marketing	29,407	31,516	59,023	64,305
General and administrative	22,652	13,828	41,372	28,122
Total operating expenses	68,405	65,399	134,542	133,012
Income from operations	19,250	20,029	29,779	51,436
Total other income (expense), net	3,691	322	6,006	283
Income before provision for income taxes	22,941	20,351	35,785	51,719
Provision for income taxes	6,917	6,524	10,662	14,388
Net income	$16,024	$13,827	$25,123	$37,331
Other comprehensive income (loss):
Change in net unrealized gains on marketable securities, net of tax	$(318)	$(343)	(130)	(343)
Change in foreign currency translation adjustment, net of tax	(50)	(110)	(32)	(122)
Comprehensive income	$15,656	$13,374	24,961	36,866
Earnings per share, basic	$0.07	$0.06	$0.12	$0.17
Earnings per share, diluted	$0.07	$0.06	$0.11	$0.17
Weighted-average common shares outstanding, basic	216,963,697	214,852,256	216,236,887	213,634,584
Weighted-average common shares outstanding, diluted	219,915,839	220,791,640	219,597,977	221,199,963

Cricut, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	As of June 30, 2023	As of December 31, 2022
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$286,121	$224,943
Marketable securities	75,364	74,256
Accounts receivable, net	88,651	136,539
Inventories	294,330	351,682
Prepaid expenses and other current assets	18,574	23,842
Total current assets	763,040	811,262
Property and equipment, net	58,471	63,407
Operating lease right-of-use asset	14,576	17,078
Intangible assets, net	380	760
Deferred tax assets	31,311	23,819
Other assets	30,563	33,301
Total assets	$898,341	$949,627
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$67,171	$63,195
Accrued expenses and other current liabilities	48,289	69,775
Deferred revenue, current portion	39,605	34,869
Operating lease liabilities, current portion	5,439	5,436
Dividends payable, current portion	234,693	80,781
Total current liabilities	395,197	254,056
Operating lease liabilities, net of current portion	11,141	13,935
Deferred revenue, net of current portion	2,812	3,789
Other non-current liabilities	6,884	5,112
Total liabilities	416,034	276,892
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 100,000,000 shares authorized, no shares issued and outstanding as of June 30, 2023 and December 31, 2022.	—	—
Common stock, par value $0.001 per share, 1,250,000,000 shares authorized as of June 30, 2023, 219,830,304 shares issued and outstanding as of June 30, 2023; 1,250,000,000 shares authorized as of December 31, 2022, 219,656,587 shares issued and outstanding as of December 31, 2022.	220	220
Additional paid-in capital	482,724	672,990
Retained earnings	—	—
Accumulated other comprehensive loss	(637)	(475)
Total stockholders’ equity	482,307	672,735
Total liabilities and stockholders’ equity	$898,341	$949,627

Cricut, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)
(in thousands)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$25,123	$37,331
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization (including amortization of debt issuance costs)	14,378	12,129
Bad debt expense	6,563	—
Impairments	1,959	—
Stock-based compensation	22,307	19,360
Deferred income tax	(7,447)	—
Non-cash lease expense	2,478	2,406
Unrealized foreign currency loss	599	—
Provision for inventory obsolescence	10,280	4,454
Other	(1,290)	(59)
Changes in operating assets and liabilities:
Accounts receivable	40,665	118,447
Inventories	50,356	(64,783)
Prepaid expenses and other current assets	5,286	4,237
Other assets	(523)	(594)
Accounts payable	4,277	(91,840)
Accrued expenses and other current liabilities and other non-current liabilities	(16,457)	(25,990)
Operating lease liabilities	(2,702)	(1,861)
Deferred revenue	3,760	(231)
Net cash and cash equivalents used in operating activities	159,612	13,006
Cash flows from investing activities:
Purchase of marketable securities	—	(84,601)
Proceeds from maturities of marketable securities	—	807
Acquisitions of property and equipment, including capitalized software development costs	(12,825)	(17,775)
Net cash and cash equivalents used in investing activities	(12,825)	(101,569)
Cash flows from financing activities:
Repurchase of common stock	(4,210)	—
Repurchase of compensatory units	—	(14)
Proceeds from exercise of stock options	208	31
Employee tax withholding payments on stock-based awards	(5,799)	(5,048)
Cash dividend	(75,808)	—
Net cash and cash equivalents used in financing activities	(85,609)	(5,031)
Effect of exchange rate on changes on cash and cash equivalents	—	(232)
Net increase (decrease) in cash and cash equivalents	61,178	(93,826)
Cash and cash equivalents at beginning of period	224,943	241,597
Cash and cash equivalents at end of period	$286,121	$147,771
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$—	$—
Cash paid during the period for income taxes	$12,086	$5,967
Supplemental disclosures of non-cash investing and financing activities:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$4,307
Property and equipment included in accounts payable and accrued expenses and other current liabilities	$2,447	$5,895
Tax withholdings on stock-based awards included in accrued expenses and other current liabilities	$483	$388
Stock-based compensation capitalized for software development costs	$975	$1,153
Leasehold improvements acquired through tenant allowances	$—	$752
Dividend declared but unpaid	$234,625	$—